EXHIBITS
                                    ---------


Exhibit          Description

1 Amendment II to Shareholders' Agreement dated October 12, 2004 between The Republic of Finland and The Kingdom of Sweden


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                              Dated 12 October 2004



                                  Amendment II
                                       to
                             Shareholders' Agreement
                                    regarding
                                    Telia AB

                                 by and between

                             The Republic of Finland
                                       and
                              The Kingdom of Sweden




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This Amendment to the Shareholders' Agreement (this "Amendment II") is entered into on this 12 day of October, 2004, by and between

(1)  The Republic of Finland ("Finland");

     and

(2)  The Kingdom of Sweden ("Sweden").

WHEREAS, Finland and Sweden entered into the Shareholders' Agreement, dated as of 26 March, 2002 (the "Agreement"), whereby Finland and Sweden agreed on certain matters relating to the merger of Telia AB and Sonera Corporation;

WHEREAS, Finland and Sweden agreed on an amendment to the Agreement on 16 April 2003 (the "Amendment"), and now desire to make certain further amendments to the Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   Section 4.1.2(i) of the Agreement is hereby replaced by the following:

     "Tom von Weymarn, a current member of the Board of Directors of TeliaSonera, shall be appointed, and shall serve as, Chairman of the Board of Directors of TeliaSonera at least until the closing of the Annual General Meeting of shareholders of TeliaSonera to be held in 2005";

2. The proviso in Section 4.1.2 (first paragraph on page 3 in the Agreement) where it reads ", subject to such proviso," is hereby replaced by the following:

     ",subject to such proviso (as stated in the Agreement prior to the Amendment),"

3. The first sentence of Section 4.1.3 is hereby replaced by the following sentence:

     "Effective upon the completion of the Exchange Offer and at least until the Annual General Meeting of shareholders of TeliaSonera to be held in 2005, the Board of Directors of TeliaSonera shall have a Nomination Committee comprised of the Chairman of the Board of Directors of TeliaSonera and the Deputy Chairman of the Board of Directors of TeliaSonera."

4. Finland and Sweden hereby acknowledge and agree that except as specifically supplemented and amended, changed or modified through the Amendment and Amendment II, the Agreement shall remain in full force and effect in accordance with its terms.

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5.   This Amendment shall be governed by and construed in accordance with the substantive laws of Sweden. Any dispute, controversy or claim concerning the validity, scope, meaning, construction, application or effect of this Amendment or the breach, termination or invalidity thereof shall be finally settled by arbitration in Helsinki in accordance with the rules of the Finnish Central Chamber of Commerce. Each party to this Amendment shall appoint one arbitrator and the two arbitrators shall appoint a third arbitrator who shall be the chairman. The arbitration proceedings shall be conducted in the English language.

                             ----------------------

This Amendment has been executed in two (2) identical counterparts, of which each party to this Amendment has taken one (1).
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

In Stockholm on 12 October 2004                            In Helsinki on 15 September 2004


THE KINGDOM OF SWEDEN                                      THE REPUBLIC OF FINLAND
represented by the Ministry of Industry,                   represented by the Ministry of
Employment and Communications                              Transport and Communications



/s/ Leif Pagrotsky                                         /s/ Leena Luhtanen
--------------------------------------------------         ------------------------------------------------
Name:   Leif Pagrotsky                                     Name:   Leena Luhtanen
Title:  Minister for Industry and Trade                    Title:  Minister of Transport and
                                                                   Communications


                                                           ------------------------------------------------
                                                           /s/ Samuli Haapasalo
                                                           Name:   Samuli Haapasalo
                                                           Title:  Director-General
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